Exhibit 12
                                                    Form 10-Q
                                                    For the Three
                                                    Months Ended
                                                    December 31, 1996



                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                           For the Three
                                                           Months Ended
                                                         December 31, 1996

Earnings Before Income Taxes...........................       $ 1,400

Less Interest Capitalized during
  the Period...........................................             4
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................             -

Add Fixed Charges......................................           116

Total Earnings ........................................       $ 1,512



Fixed Charges

Total Interest Expense Including Capitalized Interest..         $  90

Interest Portion of Rental Expense.....................            26

    Total Fixed Charges................................         $ 116

Ratio of Earnings to Fixed Charges.....................          13.0